EXHIBIT

                                                  10.2
    TENDER LOVING CARE HEALTH CARE SERVICES, INC.
    ____________________________________
    SECURITIES PURCHASE AGREEMENT
    ___________________________________
                        1,000 Units Consisting of an
                        8% Subordinated Note due January 1, 2005
    ($1,000,000) of Tender Loving Care Health Care Services, Inc.
                                        and
                Common Stock Warrants of Tender Loving Care Health Care Services, Inc. (exercisable into 333,333 1/3 Shares of Common
    Stock, $.01 par value)



                Dated for Reference Purposes Only as of May 15, 2000
                             TABLE OF CONTENTS
                                                                 Page

1.      PURCHASE AND SALE OF UNITS                                 1
1.1.    ISSUANCE OF UNITS.                                         1
11.     SALE AND PURCHASE OF UNITS                                 1

2.      CLOSING OF SALE OF UNITS.                                  2

3.      PURCHASER's CONDITIONS FOR CLOSING                         2
3.1.    REPRESENTATIONS AND WARRANTIES                             2
3.2.    NO MATERIAL JUDGMENT OR ORDER.                             2
3.3.    COMPLIANCE WITH SECURITIES LAWS.                           2
3.4.    APPROVALS AND CONSENTS.                                    2
3.5.    PROCEEDINGS.                                               2
3.6.    EXECUTED DOCUMENTS.                                        3
31.     DOCUMENTS IN SATISFACTORY FORM.                            3

4.      COMPANY CONDITIONS FOR CLOSING.                            3
4.1.    RECEIPT OF PAYMENT AND EXECUTED AGREEMENT                  3
4.2.    REPRESENTATIONS AND WARRANTIES.                            3
41.     NO MATERIAL JUDGMENT OR ORDER.                             3

5.      PREPAYMENTS                                                4
5.1.    OPTIONAL PREPAYMENTS.                                      4
51.         NOTICE OF PREPAYMENTS.                                 4

6.      COVENANTS.                                                 4
6.1.    PAYMENT OF NOTE.                                           4
6.2.    CORPORATE EXISTENCE.                                       4
6.3.    NOTICE OF DEFAULTS.                                        4
6.4.    COMPLIANCE CERTIFICATE.                                    5
6.5.    SEC REPORTS.                                               5
6.6.    WAIVER OF STAY, EXTENSION OR USURY LAWS                    5
6.7.    PAYMENT OF TAXES AND OTHER CLAIMS                          5
6.8.    LIMITATION ON RESTRICTED PAYMENTS.                         6
6.9.    INSURANCE.                                                 7
6.10.INSPECTION.                                                   7
6.11.LIQUIDATION.                                                  8
6.12.INVESTMENT COMPANY ACT.                                       8
6.13.LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS.            8
6.14.LIMITATION ON TRANSACTIONS WITH AFFILIATES.                   8

7.      MERGER, ETC.                                               8
7.1.    WHEN COMPANY OR SUBSIDIARY MAY MERGE, ETC.                 8
7.2.    SUCCESSOR CORPORATION SUBSTITUTED.                         9

8.      DEFAULTS AND REMEDIES.                                     9
8.1.    EVENTS OF DEFAULT.                                         9
8.2.    ACCELERATION.                                             10
81.     OTHER REMEDIES.                                           10


9.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.            11
9.1.    ORGANIZATION AND POWERS.                                  11
9.2.    AUTHORIZATION OF FINANCING, ETC.                          11
9.3.    SEC REPORTS.                                              12
9.4.    NO ADVERSE MATERIAL CHANGE.                               13
9.5.    MARGIN REGULATIONS.                                       13
9.6.    PROCEEDS OF FINANCING.                                    13
9.7.    OFFERING OF UNITS.                                        13
9.8.    INVESTMENT COMPANY ACT.                                   13
9.9.    CAPITALIZATION.                                           13

10.     REPRESENTATIONS AND COVENANTS OF THE PURCHASER.           14

11.     SUBORDINATION.                                            16
11.1.NOTE SUBORDINATED TO SENIOR INDEBTEDNESS.                    16
11.2.PRIORITY AND PAYMENT OVER OF PROCEEDS IN CERTAIN
EVENTS.                                                           17
11.3.RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT TO
BE IMPAIRED.                                                      19
11.4.SUBROGATION.                                                 19
11.5.OBLIGATIONS OF COMPANY UNCONDITIONAL.                        19
11.6.HOLDER ENTITLED TO ASSUME PAYMENTS NOT
PROHIBITED IN ABSENCE OF NOTICE.                                  20
11.7.RIGHT OF NOTEHOLDER TO HOLD SENIOR
INDEBTEDNESS.                                                     20

12.     DEFINITIONS.                                              20

13.     ORIGINAL ISSUE DISCOUNT.                                  26

14.     JUDICIAL PROCEEDINGS.                                     27
14.1.CONSENT TO JURISDICTION.                                     27
14.2.ENFORCEMENT OF JUDGMENTS.                                    27
14.3.WAIVING OF JURY TRIAL.                                       27
11.     NO LIMITATION ON SUIT.                                    27



15.     MISCELLANEOUS.                                            27
15.1.PAYMENTS.                                                    27
15.2.CONSENT TO AMENDMENTS.                                       28
15.3.TRANSFER AND EXCHANGE OF NOTE; LOST NOTE.                    28
15.4.PERSONS DEEMED OWNERS.                                       29
15.5.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT; SEVERABILITY.                                          29
15.6.SUCCESSORS AND ASSIGNS.                                      29
15.7.NOTICES.                                                     29
15.8.DESCRIPTIVE HEADINGS.                                        30
15.9.EXHIBITS AND DISCLOSURE SCHEDULE.                            30
15.10.GOVERNING LAW.                                              30
15.11.COUNTERPARTS.                                               30
15.12.NO DISCHARGE.                                               30
15.13.PAYMENT ON BUSINESS DAYS.                                   30
11.     RULE 144A INFORMATION.                                    30


LIST OF SCHEDULES

Schedule 9.6 (Proceeds of Financing)
Schedule 9.9 (Capitalization)

LIST OF EXHIBITS

Exhibit A       Form of Note
Exhibit B       Form of Guarantee
Exhibit C       Form of Warrant
Exhibit D       Form of Warrant Share

SECURITIES PURCHASE AGREEMENT FOR SUBORDINATED NOTE AND WARRANTS, dated for reference purposes only as of May 15, 2000 (the "Agreement"), between Tender Loving Care Health Care Services, Inc., a Delaware corporation (the "Company"), and Medline Industries, Inc. whose principal offices are located at One Medline Place, Mundelein, Illinois 60060 (the "Purchaser").

        In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      PURCHASE AND SALE OF UNITS.

1.1.    ISSUANCE OF UNITS.

(a) The Company has authorized the issuance and delivery of an 8% Subordinated Note due January 1, 2005 in the principal amount of $1,000,000 (the 'Note'). The Note will be substantially in the form of the Note set forth as Exhibit A attached hereto. The Note will be guaranteed pursuant to a Guarantee in the form of Exhibit B attached hereto (the "Guarantee").

(b) The Company has authorized the issuance and delivery of common stock warrants (the "Warrants") for the purchase of 333,333 1/3 shares (the "Warrant Shares") of its common stock, $.01 par value per share. Such Warrants will have an exercise price of $.20 per share and will be in substantially the form of Exhibit C attached hereto. Each Warrant Share issued upon exercise of a Warrant will be evidenced by a certificate in substantially the form of Exhibit D attached hereto; and

(c) The Note and Warrants will be issued in units ("Units") consisting of a Note in the principal amount of $1,000,000 and Warrants to purchase 333,3331/3 Warrant Shares. The Note and Warrants cannot be separately purchased, prepaid, redeemed, sold, transferred, pledged, assigned or otherwise hypothecated.

1.2.    SALE AND PURCHASE OF UNITS.

On the Closing Date (as hereinafter defined), subject to the terms and conditions and in reliance upon the representations, warranties and agreements contained herein, the Company hereby agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company Units in the aggregate amount set forth opposite the Purchaser's name on the signature page hereto. The Note to be purchased by the Purchaser will be in the form of a Note registered in the name of the Purchaser or (upon 48 hours prior notification) that of its nominee, as the Purchaser shall request, in the principal amount and in the denominations set forth on the signature page hereto, at a purchase price of 100% of such principal amount. The Warrants to be purchased by the Purchaser will be in the form of the Warrant registered in the name of the Purchaser or (upon 48 hours prior notification), that of its nominee, as the Purchaser shall request, exercisable in the aggregate for the number of Warrant Shares set forth on the signature pages hereto.

2.      CLOSING OF SALE OF UNITS.

The purchase and delivery of the Units to be purchased by the Purchaser shall take place at the offices of Richards & O'Neil, LLP, 885 Third Avenue, New York, New York at a closing (the "Closing") to be held on May 22, 2000 or at such other place or on such other date as the Purchaser and the Company may agree upon (the "Closing Date"). The Company will give the Purchaser (or its advisor or other representative) at least two (2) Business Days' prior written notice of the Closing Date and the time of Closing. At the Closing, the Company will deliver to the Purchaser the Note (together with the Guarantee) and Warrants to be purchased against payment of the purchase price therefor, by transfer of immediately available funds to such bank as the Company may request in writing at least two (2) Business Day prior to the Closing Date for credit to such account or accounts as the Company may specify in such request.

3.      PURCHASER'S CONDITIONS FOR CLOSING.

The obligations of the Purchaser to purchase the Units to be purchased by them at the Closing is subject to the satisfaction, prior to the Closing Date, of the following conditions; provided that any or all of the following conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

3.1.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT; NO ADVERSE
CHANGE.

The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of such date, except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and there shall not exist on the Closing Date any Event of Default or Default.

3.2.    NO MATERIAL JUDGMENT OR ORDER.

There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the federal or any state or local government which, in the reasonable judgment of the Purchaser, would prohibit the delivery of the Units hereunder or subject the Purchaser to any material penalty if the Units were to be delivered hereunder.

3.3.    COMPLIANCE WITH SECURITIES LAWS.

The offering, issuance, and sale of the Units under this Agreement shall have complied with all applicable requirements of Federal securities laws and the Purchaser shall have received evidence, if any, of such compliance in form and substance satisfactory to it.

3.4.    APPROVALS AND CONSENTS.

The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all Federal, state and local governmental authorities, in each case, necessary for the transactions contemplated by this Agreement, including the issuance of the Units.

3.5.    PROCEEDINGS.

All corporate proceedings taken by the Company in connection with the transactions contemplated hereby and all documents incident hereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

3.6.    EXECUTED DOCUMENTS.

The Company shall have delivered, or shall have caused to be delivered, to the Purchaser, the following documents, which documents shall in each case be duly executed by all parties thereto:

(a) the Note, executed by the Company, in the aggregate principal amount of $1,000,000;

(b) a Guarantee of the Note, executed by the parties signatory thereto; and

(c) the Warrant attached hereto in the form of Exhibit C, executed by the Company.

3.7.    DOCUMENTS IN SATISFACTORY FORM.

All documentation and all instruments in connection with the transactions contemplated by this Agreement and all other documents executed and delivered in connection with this Agreement shall be reasonably satisfactory in form and substance to the Purchaser (including, without limitation, all Certificates and Schedules prepared in connection with this Agreement) and the Purchaser shall have received all further information and documents which any Purchaser may reasonably have requested, such documents where appropriate to be counterpart originals and/or certified by proper authorities and corporate officials and parties.

4.      COMPANY CONDITIONS FOR CLOSING.

The obligation of the Company to issue, sell and deliver the Units to be sold by it to the Purchaser on the Closing Date is subject to the satisfaction, prior to or at the Closing Date, of the following conditions; provided that any or all of the following conditions may be waived, in whole or in part, by the Company in its sole and absolute discretion:

4.1.    RECEIPT OF PAYMENT AND EXECUTED AGREEMENTS.

The Company shall have received the purchase price for the Units and the Purchaser shall have executed and delivered (or caused the registered holder thereof or its nominee to execute and deliver) this Agreement.

4.2.    REPRESENTATIONS AND WARRANTIES.

The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of such date, except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

4.3.    NO MATERIAL JUDGMENT OR ORDER.

There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the federal or any state or local government which, in the reasonable judgment of the Company, would prohibit the delivery of the Units or subject the Company to any material penalty if the Units were to be delivered hereunder.

5.      PREPAYMENTS.

5.1.    OPTIONAL PREPAYMENTS.

The Note shall be subject to prepayment, at the option of the Company, at any time and from time to time in whole or in part in integral multiples of $100,000, at a price equal to 100% of the principal amount being prepaid plus accrued and unpaid interest to but not including the date the funds are available in the Purchaser's account.

5.2.    NOTICE OF PREPAYMENTS.

The Company shall give each Noteholder written notice of each prepayment pursuant to Section 5.1 not less than fifteen (15) nor more than sixty (60) days prior to the prepayment date. Such notice shall specify the date of such prepayment and the principal amount of the Note to be prepaid on such date and accrued interest applicable to the prepayment. Notice of prepayment having been given as aforesaid, the aggregate principal amount of the Note specified in the notice shall become due and payable on such prepayment date together, in each case, with accrued and unpaid interest on the Note to be prepaid on the prepayment date.

6.      COVENANTS.

The Company covenants that so long as the Note remains outstanding, it will perform all of its covenants in this
Section 6.

6.1.    PAYMENT OF NOTE.

The Company shall pay the principal of and interest on the Note on the dates and in the manner provided in the Note and in this Agreement. The Company shall pay interest on overdue principal at the rate then borne by the Note; it shall pay interest on overdue installments of interest at the same rate to the extent legally permitted.

6.2.    CORPORATE EXISTENCE.

Subject to Section 6.11 and Section 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and corporate franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such existence, right, license or franchise if the Board of Directors of the Company, or of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Noteholder.

6.3.    NOTICE OF DEFAULTS.

In the event that any indebtedness of the Company or any Subsidiary of the Company has been or could be declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or the lapse of time or both, shall constitute such default) under such indebtedness (including, without limitation, any Default or Event of Default under this Agreement), the Company will give written notice setting forth the material details thereof to the Noteholder
(i) in the case of any non-monetary default, promptly after the Company becomes aware thereof, and (ii) in the case of any monetary default, promptly following the occurrence thereof.

6.4.    COMPLIANCE CERTIFICATE.

The Company shall deliver to the Noteholder within 120 days after the end of each fiscal year of the Company, an Officer's
Certificate stating that:

(a) a review of the activities of the Company during such year and of performance under this Agreement has been made under his supervision; and

(b) to the best of his knowledge, based on such review, the Company has kept, observed, performed and fulfilled in all material respects each and every covenant contained in this Agreement throughout such year, or, if there has been a default in the fulfillment of any such covenant, specifying each such default known to him and the nature and status thereof.
The Company shall, so long as the Note is outstanding, deliver to the Noteholder promptly following any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.

6.5.    SEC REPORTS.

The Company shall deliver to the Noteholder, within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding exhibits). So long as the Note remains outstanding the Company shall cause each annual, quarterly and other report mailed or otherwise furnished by it generally to stockholders to be mailed to the Noteholder at its address appearing in the records maintained by the Company, in each case at the time of such mailing or furnishing to stockholders.

6.6.    WAIVER OF STAY, EXTENSION OR USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Noteholder, but will suffer and permit the execution of every such power as though no such law had been enacted.

6.7.    PAYMENT OF TAXES AND OTHER CLAIMS.

The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before they become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law result in the imposition of a lien upon the Property of the Company or any Subsidiary, in each case except to the extent the failure to pay would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Noteholder.

6.8.    LIMITATION ON RESTRICTED PAYMENTS.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment unless (i) no Default shall have occurred and be continuing at the time or as a consequence of such Restricted Payment, (ii) the Consolidated Adjusted Net Worth of the Company on a pro forma basis, after giving effect to such Restricted Payment (to the extent not otherwise reflected therein), shall be greater than $5,000,000 (the 'Minimum Net Worth'), and (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments, made after the date of this Agreement shall not exceed the sum of
(A) 25% of Consolidated Net Income of the Company for the period from the date of this Agreement to the end of the Quarter immediately preceding such Restricted Payment, calculated on a cumulative basis as if such period were a single accounting period (after taking into account 100% of Consolidated Net Losses to the extent that Consolidated Net Income shall be a deficit at any time during such period) (the 'Cumulative Consolidated Net Income'), and (B) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution), received after the date of this Agreement by the Company from any Person other than a Subsidiary, as a result of the issuance of Capital Stock of the Company (other than any Redeemable Stock), including such Capital Stock issued upon conversion or exchange of Indebtedness or upon exercise of warrants, and any contributions to the capital of the Company received by the Company from any such Person (all such proceeds and contributions being hereinafter referred to as 'Stock Sale Proceeds'). For purposes of any calculation that is required to be made after the declaration of a dividend by the Company or any Subsidiary, such dividend shall be deemed to be paid at the date of declaration and shall be included in determining the aggregate amount of Restricted Payments, and the subsequent payment of such dividend shall not be treated as an additional payment.

The provisions of this Section 6.8 shall not be violated by reason of (i) the payment of any dividend in respect of the Company's Capital Stock within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof, (ii) the retirement of any shares of the Company's Capital Stock, to the extent the Company has received the cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary) of other shares of Capital Stock (other than any Redeemable Stock) of the Company or warrants, options or rights to purchase shares of the Company's Capital Stock, in an amount equal to the amount to be expended to retire the shares of the Company's Capital Stock, and (iii) the acquisition of any other Indebtedness of the Company which is subordinate or junior in right of payment to the Note requiring sinking fund payments in anticipation of satisfying a sinking fund obligation within 90 days. For purposes of determining the aggregate amount of Restricted Payments in accordance with clause
(iii) of the first sentence of the first paragraph of this
Section 6.8, all amounts expended pursuant to clauses (i) (to the extent deemed to have been paid and already included in determining the aggregate amount of Restricted Payments pursuant to the last sentence of the immediately preceding paragraph),
(ii) or (iii) of this paragraph shall be excluded.

For the purposes of this Section 6.8, the net proceeds from the issuance of shares of Capital Stock of the Company upon conversion of debt securities shall be deemed to be an amount equal to the net book value of such debt securities (plus the additional amount required to be paid upon such conversion, if any), less any cash payment on account of fractional shares; the 'net book value' of a security shall be the amount received by the Company on the issuance of such security, as adjusted on the books of the Company to the date of conversion. The foregoing shall not be interpreted to limit the authority of the Board of Directors to determine the value of other securities of the Company or other property received as net proceeds; provided, however, that the value of the other property shall not exceed the net book value of such property.

Prior to making any Restricted Payment under this Section 6.8, the Company shall deliver to the Noteholder an Officers'
Certificate setting forth the computation by which the amount available for the Restricted Payment was determined.

6.9.    INSURANCE.

The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to public liability insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

6.10.           INSPECTION.

The Company will permit the Purchaser, so long as the Purchaser shall hold the Note with three (3) Business Days' advance notice, and any representative of any of the foregoing, at the Purchaser's expense, to visit and inspect any of the Company's properties, to examine its books and records and to make copies and to take extracts therefrom, and to discuss its business affairs and finances with its officers and key employees, all at such reasonable times and during normal business hours and as often as the Purchaser or representative may reasonably request; provided that the Company shall not be required to provide any information under this paragraph if to do so would cause the Company to forfeit an attorney-client privilege that was applicable with respect to such information; and provided, further, that, prior to furnishing any such information, the Company shall be entitled to require the Purchaser or representative requesting such information to enter into a confidentiality agreement in customary form and subject to customary exceptions.

6.11.           LIQUIDATION.

The Board of Directors or the stockholders of the Company shall not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company, to the holders of Capital Stock of the Company unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of its respective obligations hereunder and under the Note as to the payment of principal and interest on such Note.

6.12.           INVESTMENT COMPANY ACT.

The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended, or engage in any activities which would require it to become so registered.

6.13.           LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS.

The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist upon any of their respective assets or properties any liens securing any indebtedness of the Company or of any Subsidiary which is not Senior Indebtedness unless the Note is equally and ratably secured; provided that if such indebtedness is expressly subordinated to the Note, the lien securing such indebtedness shall be subordinate and junior to the lien securing the Note, with the same relative priority as such indebtedness will have with respect to the Note.

6.14.           LIMITATION ON TRANSACTIONS WITH AFFILIATES.

The Company will not and will not permit any Subsidiary of the Company to enter into any transaction (or series of related transactions) (a 'Transaction') with an Affiliate or an Affiliate of any Subsidiary, involving payments by the Company or any Subsidiary of the Company, including without limitation any sale, purchase, lease, loan, license or any other direct or indirect payment, transfer of assets or rights, or other disposition, other than a Transaction or Transactions between the Company or a Subsidiary or among Subsidiaries, unless each Transaction (i) is completed on terms no less favorable to the Company than would be available in a similar transaction completed on an arms-length basis with a person who is not an Affiliate and (ii) is approved by at least a majority of the independent members of the Company's Board of Directors; provided, however that nothing contained in this Section 6.14 shall limit the Company or any Subsidiary of the Company from entering into or modifying any employment arrangements with any of its employees or limit the amount of compensation payable to any such employee.

7.      MERGER, ETC.

7.1.    WHEN COMPANY OR SUBSIDIARY MAY MERGE, ETC.

The Company shall not, and shall not permit any of its Significant Subsidiaries to, consolidate or merge with or into, or sell, assign, transfer or lease all or substantially all of its properties and assets to, any Person unless:

(a) the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United
States, any State thereof or the District of Columbia (although it in turn may be owned by a foreign entity);

(b) such corporation assumes all the obligations of the Company (or such Significant Subsidiary) under the Note and this Agreement;

(c) the creditworthiness of such corporation is not materially weaker than that of the Company or such Significant Subsidiary, as the case may be, immediately prior to such transaction; and

(d) immediately after giving effect to the transaction, no Event of Default and no Default shall have occurred and be continuing.
The Company shall deliver to the Noteholder prior to the proposed transaction (unless the transaction is among the Company and any Subsidiary or Subsidiaries or among Subsidiaries) an Officer's Certificate stating that the proposed transaction complies with this Agreement.

7.2.    SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets, of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, and be subject to all the obligations of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein.

8.      DEFAULTS AND REMEDIES.

8.1.    EVENTS OF DEFAULT.
An 'Event of Default' occurs if:

(a) the Company defaults in the payment of interest on the Note when the same becomes due and payable and the Default continues for a period of five (5) Business Days;

(b) the Company defaults in the payment of the principal of the Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(c) the Company fails to comply with any of its other agreements or covenants in the Note or this Agreement (other than an agreement or covenant, a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), or a Significant Subsidiary fails to comply with any agreement or covenant in the Guarantee, and the failure continues for the period and after the notice specified below;

(d) any indebtedness of the Company or any Subsidiary of the Company for borrowed money having an outstanding principal amount of $2,500,000 or more, whether such indebtedness now exists or shall hereafter be created, is declared to be due and payable prior to its stated maturity and such declaration shall not be rescinded or annulled or such indebtedness shall not be paid within thirty (30) days after notice to the Company or such Subsidiary of such declaration;

(e) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):
(i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary; and the order or decree remains unstayed and in effect for at least ninety (90) days. The term
'Bankruptcy Law' means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term 'Custodian' means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A Default under clause (c) is not an Event of Default until the Noteholder notify the Company in writing of the Default and the Company does not cure or cause the Significant Subsidiary to cure the Default within sixty (60) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a 'Notice of Default'.

8.2.    ACCELERATION.

If an Event of Default (other than an Event of Default specified in clause (e) or (f) of Section 8.1) occurs and is continuing, the Noteholder, by written notice to the Company, may declare all unpaid principal of and accrued interest on the Note to be due and payable as specified below. Upon a declaration of acceleration, such principal and accrued interest shall be due and payable upon the first to occur of (i) an acceleration under any Senior Indebtedness or (ii) five (5) Business Days after receipt by the Company of such written notice given hereunder.
If an Event of Default specified in clause (e) or (f) of
Section 8.1 occurs, all principal of and interest on the Note then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Noteholder.

8.3.    OTHER REMEDIES.

Subject to Section 8.2, if any Event of Default shall occur and be continuing the Noteholder may proceed to protect and enforce its rights under this Agreement and the Note by exercising such remedies as are available to such Noteholder in respect thereof under this Agreement or under applicable law, either by suit in equity or by action at law, or both, whether for the collection of the payment of principal of or interest on the Note or to enforce the specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Noteholder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

9.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants that:

9.1.    ORGANIZATION AND POWERS.

The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own (or hold under lease) and operate its material properties, to carry on its business as now conducted, to enter into this Agreement, in the case of the Company, to issue the Note, Warrants and the Warrant Shares, and in the case of the Subsidiaries, the Guarantee, as applicable, and to carry out the transactions contemplated hereby and thereby.

9.2.    AUTHORIZATION OF FINANCING, ETC.

(a) Authorization of Financing. The execution, delivery and performance of this Agreement, the issuance, delivery and payment of the Note, the issuance and delivery of the Guarantee, the issuance, sale and delivery of the Warrants and, upon the exercise of the Warrants, the issuance of the Warrant Shares and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by the Company and the Subsidiaries.

(b) No Conflict. The execution, delivery and performance by the Company of this Agreement, the issuance, delivery and payment of the Note, the issuance and delivery of the Guarantee, the issuance, sale and delivery of the Warrants and, upon exercise of the Warrants, the issuance of the Warrant Shares, and consummation of the transactions contemplated hereby and thereby do not
(i) violate the certificate of incorporation or bylaws of the Company or any Subsidiary as in effect on the date hereof,
(ii) violate any law, government rule or regulation applicable to the Company or any Subsidiary or any order, ruling, judgment or decree of any court or other governmental agency binding on the Company or any Subsidiary or any property or asset of the Company or any Subsidiary, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect,
(iii) conflict with, violate, constitute a default under, or give rise to any right of termination under, any Contractual
Obligation of the Company or any Subsidiary or pursuant to which any of its properties or assets are bound, except for conflicts, violations, defaults or terminations which, individually or in the aggregate, would not have a Material Adverse Effect,
(iv) result in or require the creation or imposition of any lien upon any of the material properties or assets of the Company and the Subsidiaries, taken as a whole, or (v) require any approval or consent of any Person under any Contractual Obligation of the Company or any Subsidiary, except for such approvals or consents as have been obtained on or before the Closing Date, or such approvals or consents the failure to obtain which, individually or in the aggregate, would not have a Material Adverse Effect.

(c) Governmental Consents. The execution, delivery and performance by the Company of this Agreement, the issuance, delivery and payment of the Note, the issuance and delivery of the Guarantee, the issuance, sale and delivery of the Warrants and, upon exercise of the Warrants, the issuance of the Warrant Shares, and the consummation of the transactions contemplated hereby and thereby, do not and will not require any authorization, registration or filing with, declaration, consent or approval of, or notice to, or qualification or formal exemption from, or other action relating to, with or by, any federal, state or other governmental authority or regulatory body except for filings required by federal or state securities laws, other registrations, consents, approvals, notices and actions that have been or will be obtained or taken on or before the Closing Date, and such other items the absence of which, individually or in the aggregate, could not interfere with the operation of the Company's or any Subsidiary's business and would not have a Material Adverse Effect. As of the Closing Date, except for such items that, individually or in the aggregate, could not interfere with the operation of the Company's or any Subsidiary's business and would not have a Material Adverse Effect, the Company and the Subsidiaries will have obtained all consents or approvals from or notice to or registrations or filings with any federal, state or other regulatory authorities required to be obtained on or before such date in connection with the transactions contemplated hereby.

(d) Due Execution and Delivery; Binding Obligations. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement is, and on the Closing Date, the Note and the Warrants (when issued and delivered in accordance herewith) will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles. The Guarantee, when delivered in accordance herewith, will be the legal, valid and binding obligation of the Subsidiaries enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

9.3.    SEC REPORTS.

The Company has heretofore delivered to the Purchaser a true and complete copy of its (i) Amendment No. 5 to its Registration Statement on Form 10; and (ii) Quarterly Reports on Form 10-Q for the quarters ended August 31 and November 30, 1999, all as filed with the SEC (but excluding exhibits). None of such registration statements or reports, including, without limitation, any financial statements or schedules included therein, at the time filed contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of any circumstances under which they were made, not misleading.

9.4.    NO ADVERSE MATERIAL CHANGE.

Since November 30, 1999, other than continuing losses from operations, there has been (i) no event or circumstance which has had a Material Adverse Effect and (ii) no material obligation or liability (contingent or otherwise) incurred by the Company or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business.

9.5.    MARGIN REGULATIONS.

The Company is not engaged in the business of extending credit for the purposes of purchasing or carrying 'margin stock' within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended). The Company will not, directly or indirectly, use any of the proceeds of the issue and sale of the Units for the purpose, whether immediate, incidental or ultimate, of maintaining, purchasing or carrying any stock that is currently a 'margin stock', or otherwise take or permit to be taken any action which would result in the issue and sale of the Units or the carrying out of any of the other transactions contemplated hereby or thereby, being violative of such Regulation U, Regulation T (12 C.F.R. 220, as amended), Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Units was incurred for the purpose of purchasing or carrying any 'margin stock,' and the Company does not own or intend to acquire any 'margin stock' within the meaning of such Regulation U.

9.6.    PROCEEDS OF FINANCING.

The proceeds of the issuance of the Units hereunder will be used for one or more of the following purposes: (i) to pay overdue obligations to vendors or lessors; (iii) for working capital purposes; and (iv) to pay fees, costs, and expenses associated with the execution of this Agreement, and the transactions contemplated hereby.

9.7.    OFFERING OF UNITS.

The offer and sale of the Units has been effected and is in compliance with all Federal and state securities law and regulations, including without limitation, the Securities Act; and neither the Company nor any agent acting on behalf of the Company, has taken or will take any action which would subject the issuance or sale of any of the Units to the provisions of
Section 5 of the Securities Act or to the provisions of any securities or blue sky laws of any applicable jurisdiction.

9.8.    INVESTMENT COMPANY ACT.

The Company is not an 'investment company' or a company
'controlled' by an 'investment company' within the meaning of the Investment Company Act of 1940, as amended.

9.9.    CAPITALIZATION.

The total authorized Capital Stock of the Company consists of 50,000,000 shares of common stock, of which 11,809,653 shares will be issued and outstanding as of the Closing Date, and 5,000,000 shares of preferred stock, none of which will be issued and outstanding as of the Closing Date. Immediately following the Closing, all of the issued and outstanding shares of Common Stock will be duly authorized and validly issued, fully paid and non-assessable and free of any pre-emptive or other similar right to subscribe for or to purchase any Capital Stock of the Company. Except as contemplated by this Agreement, set forth in the SEC Reports referred to in Section 9.3 or on Schedule 9.9, there are:
(x) no outstanding securities or obligations of the Company or any other Person convertible or exchangeable into any shares of the Company; (y) no outstanding warrants, other than the Warrants, rights or options to subscribe for or purchase, or obligations to issue, any such shares or any such convertible or exchangeable securities or obligations; and (z) no voting trusts or other agreements or undertakings to which the Company is a party with respect to the voting of the Capital Stock of the Company. Except as set forth on Schedule 9.9 and as provided herein the Company has no obligation (contingent or otherwise) to issue, register under the Securities Act, repurchase or otherwise acquire or retire any shares of Capital Stock or any convertible securities, rights, options or warrants of the type described above.

10.     REPRESENTATIONS AND COVENANTS OF THE PURCHASER.

The Purchaser represents as follows:

(a) The Purchaser, if a corporation, partnership, trust or other business entity, represents to the Company (i) it is duly organized, validly existing and in good standing under the laws of the state of its organization, and has all requisite power and authority to enter into this Agreement, to purchase the Units and to carry out the transactions contemplated hereby; (ii) each person executing this Agreement is a duly authorized officer, general partner, trustee or other appropriate signatory of such entity and has been duly authorized by all necessary action to execute and deliver this Agreement and all other instruments and documents delivered herewith; (iii) the execution, delivery and performance by the Purchaser of this Agreement and consummation of the transactions contemplated hereby (A) do not violate its charter or any other instrument of organization to which it is a party or by which it is bound as in effect on the date hereof and
(B) do not violate any law, government rule or regulation applicable to it by virtue of the nature of its business or any order, ruling, judgment or decree of any court or other governmental agency binding on it or any of its properties or assets, except for violations which, individually or in the aggregate, would not have any adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby; and
(iv) this Agreement is the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

(b) The Purchaser represents to the Company that it is authorized to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c) The Purchaser represents to the Company that the address set forth under its name on the signature page to this Agreement is the Purchaser's true and correct residence or principal place of business, and the Purchaser has no present intention of becoming a resident of any other state or jurisdiction prior to the anticipated Closing Date.

(d) The Purchaser represents to the Company that the Purchaser is not acquiring the Units, Note or Warrants to be purchased by it hereunder with a view to or for sale in connection with any distribution or resale thereof and is acquiring the Units, Note and Warrants for investment purposes within the meaning of the Securities Act.

(e) The Purchaser understands and expressly acknowledges that it is receiving the Units, Note and Warrants in a private placement and that the Units, Note and Warrants are not registered under the Securities Act. The Purchaser agrees that if the Purchaser desires to sell or otherwise dispose of all or any part of the Units, Note or Warrants (other than pursuant to an effective registration statement under the Securities Act or a sale or other distribution made pursuant to Rule 144 or 144A under the Securities Act or a sale or other distribution subsequent to a sale or other distribution made pursuant to an effective registration statement or Rule 144 or 144A), the Purchaser shall deliver to the Company a written opinion of counsel (which counsel may include in-house corporate counsel of the Purchaser which is reasonably satisfactory to the Company), addressed to the Company, that an exemption from the registration requirements under the Securities Act is available and that the proposed disposition would comply with all applicable securities laws.
Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Units, Note and Warrants (and all securities issued in exchange therefor or substitution thereof until such time as the same is no longer required under the applicable requirements of the Securities Act), shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED, EXCEPT PURSUANT TO EITHER (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR 144A UNDER SUCH ACT OR
(iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES PROVIDED AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

(f) The Purchaser understands that it is purchasing the Note without being furnished any offering literature or prospectus other than the documents identified in Section 9.3, and acknowledges that (i) neither the Company nor any of its officers, directors, Affiliates, employees or agents has made any representation or warranty except as set forth in such documents; and (ii) no person, other than the Company, its officers, directors, Affiliates, employees and agents, is authorized to give any information or to make any representation not contained in such documents and, if given or made, any such information or representation must not be relied upon. The Purchaser represents to the Company that it is not purchasing Units as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other similar media or broadcast over television or radio; or (ii) any seminar or meeting to which the Purchaser was invited by any general solicitation or general advertising.

(g) The Purchaser further represents to the Company that it is an 'accredited investor' (as such term is defined in Regulation D under the Securities Act), that it or the person who exercises full investment discretion to act on its behalf with regard to the matters contemplated herein has received and read a copy of the documents identified in Section 9.3 and that by reason of its business and financial experience and the business and financial experience of the persons retained by it to advise it with respect to its investment in the Units, it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment. The Purchaser acknowledges that it or the person who exercises full investment discretion to act on its behalf with regard to the matters contemplated herein has been given the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated hereby, the operations and financial condition of the Company and its Subsidiaries and the accuracy of the information contained in any document provided to them or the person who exercises full investment discretion to act on its behalf with regard to the matters contemplated herein and have received adequate information concerning the Company, the Subsidiaries, the Units, the Note and the Warrants to make its investment decision.

(h) The Purchaser understands that these representations are required in connection with the laws of the United States and the states thereof. The Purchaser irrevocably authorizes the Company to produce this Agreement to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered in this Section 10.

(i) The Purchaser certifies that each of the foregoing representations and warranties set forth in this Section 10 is true and accurate as of the date hereof and shall survive such date. If in any respect such representations and warranties shall not be true and accurate on the Closing Date, the Purchaser shall give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor, whereupon the Company may elect to terminate this Agreement. Upon such termination, the Company shall return to the Purchaser all sums paid by the Purchaser, without interest, and this Agreement shall be void and of no further effect.

11.     SUBORDINATION.

11.1.           NOTE SUBORDINATED TO SENIOR INDEBTEDNESS.

Notwithstanding the provisions of Section 8.2 hereof, the Company covenants and agrees, and the Noteholder (whether upon original issue or upon transfer or assignment thereof) by its acceptance thereof likewise covenants and agrees, that all payments of the principal of and interest on the Note by the Company shall be subordinate and subject in right of payment in accordance with the provisions of this Section 11 to the prior payment in full in cash of all amounts then payable under Senior Indebtedness of the Company whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed (including any interest accruing subsequent to an event specified in Sections 8.1(e) and 8.1(f) to the extent that such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code).


11.2.           PRIORITY AND PAYMENT OVER OF PROCEEDS IN CERTAIN
EVENTS.

(a) No payment shall be made by the Company on account of principal of or interest on the Note or on account of the purchase or other acquisition of the Note, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the acceleration thereof or with respect to the payment of any Senior Indebtedness and (i) such default is the subject of a judicial proceeding or (ii) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Senior Indebtedness (provided, however, that in the case of Senior Indebtedness issued pursuant to an indenture such notice may be validly given only by the trustee under such indenture), unless and until such default or event of default shall have been cured to the extent permitted pursuant to the terms of the instrument creating or evidencing such Senior Indebtedness or waived.

(b) Upon any payment by the Company or distribution of assets or securities of the Company or any Subsidiary, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company or any Subsidiary, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable under Senior Indebtedness of the Company (including any interest accruing subsequent to an event specified in Sections 8.1(e) and 8.1(f) to the extent that such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code), shall first be paid in full in cash, or payment provided for in cash, before the Noteholder shall be entitled to receive any payment of principal of or interest on the Note or distribution of any assets or securities on account of the Note. Before any payment or distribution may be made by the Company of the principal of or interest on the Note, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Noteholder would be entitled, except for the provisions of this Section 11, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Indebtedness of the Company or their representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Noteholder shall have received any payment on account of the principal of or interest on the Note at a time when such payment is prohibited by this Section 11.2 and before the principal of, premium, if any, and interest on all Senior Indebtedness of the Company is paid in full, then and in such event (subject to the provisions of Section 11.7) such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay in full in cash the principal of, premium, if any, and interest on such Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(d) The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in
Section 7 shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 11.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 7.

(e) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Noteholder, without incurring responsibility to the Noteholder and without impairing or releasing the rights of any holder of Senior Indebtedness or in any way altering or affecting any of the provisions of this Section 11: (i) change the amount, manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Company and any other
Person; and (v) take any other action which otherwise might be deemed to impair the rights of the Noteholder.

If the Noteholder does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to thirty (30) days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Noteholder. Nothing contained in this Section 11 will limit the right of the Noteholder to take any action to accelerate the maturity of the Note pursuant to Section 8.2 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness of the Company then and thereafter due or declared to be due shall first be paid in full before the Noteholder is entitled to receive any payment from the Company of principal of or interest on the Note.
Upon any payment or distribution of assets or securities referred to in this Section 11, the Noteholder shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Noteholder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

11.3.           RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT TO BE
IMPAIRED.

No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

The provisions of this Section 11 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness of the Company.

11.4.           SUBROGATION.

Subject to the payment in full of all amounts payable under or in respect of Senior Indebtedness of the Company, the Noteholder shall be subrogated equally and ratably with other holders of the Company's subordinated indebtedness (without any duty on the part of the holder of Senior Indebtedness to warrant, create, effectuate, preserve or protect such subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property, assets or securities of the Company made on such Senior Indebtedness until the Note shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which Noteholder would be entitled except for the provisions of this Section 11, and no payment pursuant to the provisions of this Section 11 to holders of such Senior Indebtedness by the Noteholder shall, as between the Company, its creditors other than holders of such Senior Indebtedness and the Noteholder be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 11 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Noteholder, on the other hand.

11.5.           OBLIGATIONS OF COMPANY UNCONDITIONAL.

Nothing contained in this Section 11 or elsewhere in this Agreement or in the Note is intended to, or shall, impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Noteholder, the obligations of the Company, which are absolute and unconditional, to pay to the Noteholder the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Noteholder and creditors of the Company other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Noteholder from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Agreement, subject to the rights, if any, under this Section 11 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

The failure to make a payment on account of principal of or interest on the Note by reason of any provision of this
Section 11 shall not be construed as preventing the occurrence of an Event of Default under Section 8.1.

11.6.           HOLDER ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN
ABSENCE OF NOTICE.

The Company shall give prompt written notice to the Noteholder of any fact known to the Company which would prohibit the making of any payments (including, without limitation, the payment of principal or interest on the Note) where the same shall become due and payable pursuant to this Section 11. The Noteholder shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the receipt by such Noteholder of any payment, unless and until the Noteholder shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness of the Company or from any trustee or agent therefor; provided, however, that if at least three (3) Business Days prior to the date on which by the terms of this Agreement any moneys are to be paid by the Company to the Noteholder for any purpose (including, without limitation, the payment of principal or interest on the Note), the Noteholder shall not have received with respect to such moneys the notice provided for in this sentence, the Noteholder shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. Nothing contained in this Section 11.6 shall limit the right of the holders of Senior Indebtedness of the Company to recover payments as contemplated by Section 11.2. The Noteholder shall be entitled to rely on the delivery of a written notice by a Person representing himself or itself to be a holder of Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder.


11.7.           RIGHT OF NOTEHOLDER TO HOLD SENIOR INDEBTEDNESS.

The Noteholder shall be entitled to all of the rights set forth in this Section 11 in respect of any Senior Indebtedness of the Company at any time held by it to the same extent as any other holder of such Senior Indebtedness, and nothing in this Agreement shall be construed to deprive such Noteholder of any of its rights as such holder.

12.     DEFINITIONS.

For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:
'Agreement' shall have the meaning specified in the introductory paragraph hereof.

'Affiliate' means any Person (other than a Subsidiary), which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Company or any of its Subsidiaries. Control may be by ownership, contract or otherwise. Notwithstanding the foregoing, the term Affiliate shall not include any Person solely because of such Person's record or beneficial ownership of the Note acquired by such Person solely in connection with the purchase of the Units.

'Bankruptcy Code' means Title 11 of the United States Code entitled 'Bankruptcy' from time to time in effect, or any successor statute.


'Bankruptcy Law' shall have the meaning specified in Section 8.1.

'Board of Directors' means the Board of Directors of any Person or any duly authorized committee of such Board of Directors.

'Business Day' shall mean any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

'Capital Expenditures' means any expenditure that would be classified as a capital expenditure on a consolidated statement of cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP.

'Capital Stock' means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

'Closing' shall have the meaning specified in Section 2.

'Closing Date' shall have the meaning specified in Section 2.

'Company' means Tender Loving Care Health Care Services, Inc. a
Delaware corporation, and its successors and assigns.

'Consolidated' means, when used with reference to any amount, such amount determined on a consolidated basis in accordance with generally accepted accounting principles, after the elimination of intercompany items.

'Consolidated Adjusted Net Worth' means, as of any date, the total amount of stockholders' equity of the Company which would appear on the consolidated balance sheet of the Company and its Subsidiaries as of such date after excluding (to the extent otherwise included therein) the following (the amount of such stockholders' equity and deductions therefrom to be computed, except as noted below, in accordance with GAAP):

(i) an amount attributable to interests (other than interests in the Company) held by Persons other than the Company or its Subsidiaries;

(ii) any revaluation or other write-up in book value of assets subsequent to the date of this Agreement other than upon the acquisition of assets or stock acquired in a transaction to be accounted for by purchase accounting under GAAP, made within 12 months after the acquisition of such assets; and

(iii)           treasury stock.

'Consolidated Net Income (Loss)' means, for any period, the aggregate of the net income (loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided, however, that there shall be excluded from such net income (to the extent otherwise included therein) (i) the net income (loss) of any Person which is not a Subsidiary at such time and which is consolidated for accounting purposes with the Company or accounted for by the equity method of accounting, except to the extent of the amount of cash dividends or distributions paid to the Company or to a Subsidiary; (ii) except to the extent includable pursuant to clause (i), the income (loss) of any Person accrued prior to the date on which it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries; and (iii) the income (loss) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income (loss) is not at the time permitted by operation of the terms of its charter or any agreement, instrument (other than this Agreement), judgment, decree, order, statute, rule or governmental regulation applicable to the Subsidiary.

'Contractual Obligation' as applied to any Person, shall mean any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which it or any of its properties (owned or leased) is bound or to which it or any of its properties (owned or leased) is subject.

'Cumulative Consolidated Net Income' shall have the meaning specified in Section 6.8.

'Custodian' shall have the meaning specified in Section 8.1.

'Default' means any event which is, or after notice or lapse of time or both would be, an Event of Default.

'Defaulting Purchaser' shall have the meaning specified in
Section 3.7.

'Event of Default'shall have the meaning provided in Section 8.1.

'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

'Fiscal Year' means, when used with reference to the Company or a Subsidiary, the period commencing on the day following the last Business Day in February and ending on the last Business Day of the following February, or such other period (not to exceed 12 months or 53 weeks) as the Company may from time to time adopt as its fiscal year.

'GAAP' shall mean generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

'Guarantee' means the joint and several guaranty of payment under the Note in the forms of the Guarantee by the Guarantors, attached as Exhibit B hereto.

'Guarantors' means A Reliable Homemaker of Martin-St. Lucie County, Inc., Albert Gallatin Home Care, Inc., Albert Gallatin Services Corporation, Careco, Inc., Ethicare Certified Services, Inc., S.B.H.F., Inc., SBPP, Inc., St. Lucie Home Health Agency, Inc., Staff Builders Home Health Care, Inc., Staff Builders Services, Inc., T.L.C. Medicare Services of Broward, Inc., T.L.C. Medicare Services of Dade, Inc., T.L.C. Midwest, Inc., Tender Loving Care Health Care Services, Inc., Tender Loving Care Home Care Services, Inc., Tender Loving Care Private Patient Company, Inc., U.S. Ethicare Albany Corporation, U.S. Ethicare Chautauqua Corporation, U.S. Ethicare Erie Corporation, U.S. Ethicare Niagara Corporation, and U.S. Ethicare Onondaga Corporation and any of their respective subsidiaries and any future subsidiary of the Company, and, in the event any successor replaces any of them in accordance with Section 7, shall thereafter mean such successor in place of each such company as the case may be.

'Investment' means, when used with reference to any Person, any direct or indirect advances, loans or other extensions of credit or capital contributions by such Person to (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise), or purchases or acquisitions by such Person of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

'Lien' means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

'Material Adverse Effect' means a material adverse effect on either the business, property, financial condition or results of operations of the Company and its Subsidiaries as a whole, or the ability of the Company to perform under this Agreement or the ability of its Subsidiaries, as a whole, to perform the Guarantee.

'Minimum Net Worth' shall have the meaning specified in
Section 6.8.

'Noteholder' means the Person in whose name the Note is registered on the Company's books.

'Note' means the 8% Subordinated Note due January 1, 2005 issued pursuant to the Securities Purchase Agreement, the form of which
Note is attached hereto as Exhibit A, as the same may be amended or supplemented from time to time in accordance with their terms.

'Notice of Default' shall have the meaning specified in
Section 8.1.

'Officer' means the Chairman of the Board, the President, any Senior Vice-President, any Vice-President, the Treasurer, the
Secretary or the Controller of any Person.

'Officer's [or Officers'] Certificate' means a certificate signed by an Officer of any Person.

'Person' means any individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated association or organization or any other entity.

'Property' means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

'Purchaser' shall mean Medline Industries, Inc.

'Redeemable Stock' means, with respect to any Person, that portion of any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the maturity of the Note, or is redeemable at the option of the holder thereof at any time prior to maturity of the Note.

'Restricted Debt Prepayment' means any purchase, redemption, defeasance (including, but not limited to, in-substance or legal defeasance) or other acquisition or retirement for value (other than an exchange for Capital Stock other than Redeemable Stock) (collectively a 'prepayment'), directly or indirectly, by the Company or a Subsidiary, prior to scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment in respect of Indebtedness of the Company which is subordinate (whether pursuant to its terms or the operation of law) in right of payment to the Note and which was scheduled to mature after the maturity date of the Note, provided that any such prepayment shall not be a Restricted Debt Prepayment if such prepayment is financed with the proceeds of indebtedness incurred by the Company.

'Restricted Investment' means any direct or indirect Investment by the Company or any subsidiary in any Affiliate or the Company.

'Restricted Payment' means (i) any Stock Payment by the Company or a Subsidiary, (ii) any Restricted Investment or (iii) any Restricted Debt Prepayment. Notwithstanding the foregoing,
Restricted Payments shall not include:

(a) payments for goods and services, expenses, rental payments in respect of leased property and payments in respect of loans, provided that, in the case of transactions after the date of this Agreement, the transactions giving rise to such payments are in the ordinary course of business;

(b) payments by the Company to any Subsidiary or by any Subsidiary to the Company or any other Subsidiary;

(c)     any Restricted Investments that are no longer outstanding
(including Restricted Investments in any Affiliate from and after the date that such Affiliate becomes a Subsidiary);

(d) payments by the Company or any Subsidiary of amounts required or permitted to be paid under the Sale and Subservicing Agreements and payments by the Company or any Subsidiary of amounts required or permitted to be paid under any subsequent agreement or agreements governing indebtedness incurred to refund, refinance or replace the Sale and Subservicing Agreements; and

(e)     mandatory, scheduled or optional payments on the Note.

'Rule 144A' shall have the meaning specified in Section 15.14.

'Sale and Subservicing Agreements' shall mean the Sale and Subservicing Agreements, dated as of December 8, 1999, by and among the applicable Subsidiary, the Company, NPF XII Inc., and National Premier Financial Services, Inc.

'SEC' means the Securities and Exchange Commission and any government agency succeeding to its functions.

'Securities Act' means the Securities Act of 1933, as amended.

'Securities Purchase Agreement' means this Agreement.

'Senior Indebtedness' means the principal of, premium, if any, and interest on, and any other payment due pursuant to the terms of an instrument (including, without limitation, fees, expenses, collection expenses (including attorneys'fees), interest yield amounts, post-petition interest (whether or not earned) and taxes) creating, securing or evidencing any of the following, whether outstanding on the date of this Agreement or thereafter incurred or created: (a) all indebtedness of the Company for money borrowed or constituting reimbursement obligations with respect to letters of credit and interest or currency swap agreements including indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) for money owing to banks, financial institutions or other recognized institutional lenders of funds or

(ii) arising under a lease of property, equipment or other assets which indebtedness, pursuant to GAAP is classified upon the consolidated balance sheet of the Company and its Subsidiaries as a liability, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Note, and (b) renewals, extensions, modifications and refundings of such indebtedness.

'Significant Subsidiary' shall have the meaning provided in Regulation S-X promulgated under the Exchange Act.

'Stock Payment' means (i) with respect to the Company, any dividend, either in cash or in property (except dividends payable in common stock of the Company), on, or the making by the Company of any other distribution in respect of, its Capital Stock, now or hereafter outstanding, or the redemption, repurchase, retirement or other acquisition for value by the Company, directly or indirectly, of its Capital Stock or any warrants (other than the Warrants purchased pursuant to Section 5.1 hereof), rights (other than exchangeable or convertible indebtedness of the Company) or options to purchase or acquire shares of any class of its Capital Stock, now or hereafter outstanding (other than through the issuance in exchange therefor of Capital Stock which is not Redeemable Stock), and (ii) with respect to any Subsidiary, any such dividend or distribution in respect of, or any such redemption, repurchase, retirement or other acquisition of, its Capital Stock or any warrants, rights (other than exchangeable or convertible indebtedness of such Subsidiary), or options to purchase or acquire shares of any class of its Capital Stock, now or hereafter outstanding except with respect to such Capital Stock or such warrants, rights or options owned by the Company or a Subsidiary.

'Stock Sale Proceeds' shall have the meaning specified in
Section 6.8.

'Subsidiary' means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of equity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, officers or trustees thereof is at the time owned in the aggregate, directly or indirectly, by such Person and its subsidiaries.

'Transaction[s]' shall have the meaning specified in
Section 6.14.

'Units' shall have the meaning specified in Section 1.1(c) of this Agreement.

'Warrants' shall mean the warrants issued pursuant to this Agreement.

'Warrant Shares' shall mean the shares of Common Stock issuable upon exercise of the Warrants.

'Yield' shall have the meaning specified in Section 13.

13.     ORIGINAL ISSUE DISCOUNT.

The parties hereto agree (as contemplated by proposed Treasury Regulation 1.1273-2(d)(2) (iv)) for United States Federal income tax purposes that (a) the present value as of the Closing Date of all payments under the Note using a discount rate ('Yield') agreed to by the parties hereto, based on the original yields, of comparable debt instruments of other issuers not issued as part of an investment unit (which rate shall not be less than the applicable Federal rate on the date such Note is issued), is $100,000 per $100,000 principal amount, and, therefore, (b) the 'issue price' under 1273(b) of the Code of the Note to be issued hereunder is $1,000 per $1,000 principal amount. The parties hereto agree to use the foregoing issue prices and values and the Yield which result from such issue price for U.S. Federal income tax purposes with respect to this transaction.

14.     JUDICIAL PROCEEDINGS.

14.1.CONSENT TO JURISDICTION.

The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action, or proceeding arising out of or relating to this Agreement, the Units, the Note or the Warrants. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

14.2.ENFORCEMENT OF JUDGMENTS.

The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action, or proceeding of the nature referred to in Section 14.1 brought in any such court shall be conclusive and binding upon the Company, subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

14.3.WAIVING OF JURY TRIAL.

ALL PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE ALL RIGHT TO
TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR ANY OBLIGATION.

14.4.NO LIMITATION ON SUIT.

Nothing in this Section 14 shall limit any right that the Purchaser may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

15.     MISCELLANEOUS.

15.1.PAYMENTS.

Notwithstanding any contrary provision herein or in the Note with respect to the place of payment, payments of interest on, and all or any portion of the principal of, the Note, other than the final payment of principal, shall be made by the Company directly to the Noteholder in immediately available funds (whether by Federal funds, wire transfer or otherwise) by 12:00 noon, New York City time, at the location of the Purchaser's bank account on the date of payment, to such account as is specified beneath the Purchaser's name on the signature page hereto or as shall have been specified by separate written notice to the Company by the Purchaser (providing sufficient information with respect to such wire transfer to identify the source and application of the funds and requesting the bank to send a credit advice thereof to the Purchaser), or to such other account or in such other similar manner as the Purchaser may designate to the Company in writing in each case at least five (5) Business Days prior to the date of payment. The Purchaser agrees that, before disposing of the Note, the Purchaser will make a notation thereon (or on a schedule attached thereto) of the date to which interest thereon has been paid and the amount of all redemptions previously made thereon. The Company agrees to afford the benefits of this
Section 15.1 to any institutional transferee which has made the same agreements relating to such Note as the Purchaser has made in this Section 15.1. Upon any partial prepayment of the Note, such Note may at the option of the Noteholder thereof (a) be surrendered to the Company in exchange for a new Note in a principal amount remaining unpaid on the surrendered Note, or
(b) be made available to the Company for notation thereon of the portion of the principal so prepaid. All final payments of the principal amount of the Note may be made only upon presentment of such Note to the Company. The Company agrees (for the benefit of the Purchaser) to pay any and all stamp, transfer and other similar taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of the Units, Note and Warrants (but not in connection with a transfer of any Unit, Note or Warrant).

15.2.CONSENT TO AMENDMENTS.

This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action, or omission to act, of the Purchaser, and each holder of the Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 15.2, whether such Note shall have been marked to indicate such consent.



15.3.TRANSFER AND EXCHANGE OF NOTE; LOST NOTE.

Upon surrender for registration of transfer of the Note at the principal office of the Company in accordance with the provisions hereof, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, which Notes shall be registered in the name of such transferee or transferees. At the option of the holder (or nominee) of the Note, such Note may be exchanged for Notes of like tenor and of denominations which are integral multiples of $100,000, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever the Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Note which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. The Notes or Note issued in exchange for the Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of the Note (or nominee) and, in the case of any such loss, theft, or destruction, upon receipt of an unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company from such holder, or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Note.

15.4.PERSONS DEEMED OWNERS.

Prior to due presentment for registration of transfer, the Company may treat the Person in whose name the Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal and interest on, such Note and for all other purposes whatsoever, whether such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

15.5.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT; SEVERABILITY.

All representations, warranties, covenants and agreements contained herein or made in writing by or on behalf of the Company pursuant to or in connection herewith shall survive the execution and delivery of this Agreement, the Note and Warrants, the Closing of the purchase and sale of the Units hereunder, and any investigation by the Purchaser. This Agreement, the Note, the Warrants and any other agreement or instrument furnished pursuant hereto or in connection herewith embody the entire agreement and understanding between the Purchaser and the Company, and supersede all prior agreements and understandings relating to the subject matter hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

15.6.SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto
(including, without limitation, any transferee).

15.7.NOTICES.

All communications provided for hereunder or under the Note shall be in writing and sent by certified or registered first class mail or by facsimile transmission or delivered in person or by an overnight delivery service (with charges prepaid) and (i) if to the Purchaser, addressed or delivered to it at the address specified for such communications on the signature page hereto or to such other address as the Purchaser may have designated to the Company in writing, (ii) if to any other holder of the Note, addressed to such Noteholder at the registered address of such Noteholder as set forth in the register kept by the Company at its principal office, and (iii) if to the Company, addressed to it at 1983 Marcus Avenue, Lake Success, New York 11042, with a copy to Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022-4873, Attention: Floyd I. Wittlin, Esq., or to such other address or addresses as the Company shall have specified in writing to the holder of each Note at the time outstanding. Each such notice, request or other communication shall be effective
(i) if delivered in person or by an overnight delivery service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of recipient in legible form; or (iii) if sent by certified or registered first class mail two (2) Business Days after such communication is deposited in the U.S. mails with first class postage prepaid, addressed as aforesaid.

15.8.DESCRIPTIVE HEADINGS.

The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.9.EXHIBITS AND DISCLOSURE SCHEDULE.

Any Exhibits hereto and the Schedules attached hereto are incorporated herein and shall be a part of this Agreement.

15.10.GOVERNING LAW.

This Agreement, the Note and the Warrants shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the internal law of the State of New York.

15.11.COUNTERPARTS.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

15.12.NO DISCHARGE.

The respective obligations of the Company under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by: (i) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of such agreements and instruments or applicable law; or
(ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of, or affecting, the Company.

15.13.PAYMENT ON BUSINESS DAYS.

Whenever any payment of principal or interest on the Note shall be stated to be due, or whenever any date specified herein would otherwise occur, on a day other than a Business Day, such payment shall be made, and such other date shall be deemed to occur, on the first succeeding Business Day. Any such extension of time shall be included in the computation of interest payable.

15.14.RULE 144A INFORMATION.

The Company shall deliver to the Noteholder, within ten days following receipt of a request by such Noteholder, the information required by Section (d)(4) (or any other applicable section) under Rule 144A, as it may be amended from time to time ('Rule 144A') under the Securities Act and any rules and regulations thereunder. Such information shall be 'reasonably current' as defined in Rule 144A.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in counterparts by their respective officers thereunto duly authorized as of the date first written above.


TENDER LOVING CARE HEALTH CARE SERVICES, INC.



By:      /s/ Dale R. Clift
        Name: Dale R. Clift
        Title:President & COO


SECURITIES PURCHASE AGREEMENT FOR NOTE AND WARRANTS
PURCHASER SIGNATURE PAGE
Accepted and agreed as of the date first above written:
MEDLINE INDUSTRIES, INC.
(Name of Purchaser)
By:     /s/ William Abington
Name:  William Abington
Title:     President
Address:  ONE MEDLINE PLACE
Mundelein, Illinois  60060
Telephone:
Telecopy:
Telex:
Nominee (name which the Note or Warrants are to be registered, if different than name of Purchaser):
Tax I.D. Number:  362596612
(if acquired in the name of a nominee, the taxpayer I.D. number of such nominee)
Designated Bank:
Address:
ABA No.:
Account No.:
Attn:           Aggregate Number and Purchase Price of Units to be
Purchased:
Number of Units:  1
Purchase Price:  $1,000,000
Aggregate principal amount of Note of the Company to be
Purchased: $1,000,000
Aggregate number of Warrants of the Company to be Purchased:
333,333 1/3
Aggregate number of Warrant Shares Purchasable upon the Exercise of the Warrants: 333,333 1/3

(Name of Joint Purchaser, if any)

(Signature)
Address:
Telephone:
Telecopy:
Telex:
Social Security
Number: